Exhibit 99.1

Park Dental Partners Announces Date for 2026 Annual Shareholders Meeting

Minneapolis, Minn. — January 29, 2026 — Park Dental Partners, Inc. (NASDAQ: PARK), a leading dental resource organization, today announced that it will hold its annual shareholder meeting on Friday, May 29, 2026. The location and time of the meeting will be announced at a later date.

About Park Dental Partners, Inc.

Park Dental Partners, Inc., and its subsidiaries (NASDAQ:PARK) is a dental resource organization that has put patients first since establishment of its general dentistry group in 1972. The Company provides comprehensive business support services, including clinical team members, administrative personnel, facilities, and equipment, to its affiliated general and multi-specialty dental practices. The Company currently employs over 200 dentists across 88 practice locations in 3 states. The Company’s clinical support team consists of over 900 hygienists, dental assistants, and patient care coordinators that support affiliated dentists in operating their practices. Park Dental Partners is based in Roseville, Minnesota. For more information, please visit www.parkdentalpartners.com.

Investor Contact:

Park Dental Partners Investor Relations Team

763-233-3377

ir@parkdentalpartners.com

Media Contact:

Park Dental Partners Media Relations Team

651-633-0500

marketing@parkdentalpartners.com